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                                                                  Exhibit 23


                            ARTHUR ANDERSEN LLP

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated July 28, 2000 (except with respect to the matter discussed in the subsequent event note, as to which the date is August 16, 2000) included in this form 10-K, into the Company's previously filed Registration Statement (File Nos. 33-35760, 33-57615, 33-60071, 33-64383, 33-63715,
33-63717, 33-59002, 33-49212, 33-33245, 33-33244, 333-17987, 333-18385,
333-41427, 333-71839, 333-71797, 333-91345 and 333-96173).

                                                 /s/ Arthur Andersen LLP
                                                 -----------------------------
                                                     Arthur Andersen LLP

Chicago, Illinois
September 28, 2000